Exhibit 99.1

NEWS RELEASE October 21, 2015

Contacts: Jay Brown, CFO
Son Nguyen, VP - Corporate Finance
FOR IMMEDIATE RELEASE	Crown Castle International Corp.
713-570-3050

CROWN CASTLE REPORTS THIRD QUARTER 2015 RESULTS, PROVIDES OUTLOOK FOR 2016 AND
ANNOUNCES INCREASE TO COMMON STOCK DIVIDEND

HIGHLIGHTS

•	Exceeded high end of previously provided third quarter 2015 Outlook for site rental revenues, Adjusted EBITDA and AFFO

•
Increased midpoint of full year 2015 Outlook for site rental revenues, Adjusted EBITDA and AFFO by $60 million, $37 million and $23 million, respectively, to reflect strong third quarter 2015 results and Sunesys acquisition

•	Provided midpoint 2016 Outlook for AFFO per share of $4.66, representing year-over-year growth of 8%

•
Announced increase to annual common stock dividend from $3.28 to $3.54 per share, or $0.885 per quarter, representing an increase of 8%; increase to take effect with dividend payment on December 31, 2015

October 21, 2015 - HOUSTON, TEXAS - Crown Castle International Corp. (NYSE: CCI) ("Crown Castle") today reported results for the quarter ended September 30, 2015.
"As demonstrated by our increased Outlook for 2015 and initial Outlook for 2016, we strongly believe in the long-term prospects for Crown Castle and our ability to deliver attractive long-term total returns for our shareholders," stated Ben Moreland, Crown Castle's President and Chief Executive Officer. "Consistent with this view, I am pleased to announce that our Board of Directors has once again increased our common stock dividend, reflecting the continued strength of our business and our commitment to disciplined capital allocation. Our leadership position in U.S. wireless infrastructure and strong balance sheet underscore our confidence that we can achieve our goal of generating compounded annual growth in dividend per share of 6% to 7% over the next several years, which is in-line with our expectations for organic growth in AFFO per share. Our confidence in delivering this level of growth is primarily driven by our long-term, high quality tenant leases with contracted rent escalations and our belief that leasing activity will continue at a similar pace to what we have seen over the last several years as all four major U.S. wireless carriers continue to upgrade and enhance their networks to meet ever increasing consumer demand for mobile broadband. We

The Foundation for a Wireless World.
CrownCastle.com

News Release continued:	Page 2

believe the expected growth in dividend per share, together with our current dividend yield of approximately 4%, represents an attractive long-term total return profile for shareholders."

RESULTS FOR THE QUARTER
The table below sets forth select financial results for the three month period ended September 30, 2015. For further information, refer to the financial statements and non-GAAP and other calculation reconciliations included in this press release.

($ in millions, except per share amounts)	Actual				Midpoint Q3 2015 Outlook	Actual Compared to Outlook
	Q3 2014	Q3 2015	$ Change	% Change
Site Rental Revenues	$718	$765	+$47	7%	$743	+$22
Site Rental Gross Margin	$487	$518	+$31	6%	$503	+$15
Adjusted EBITDA	$514	$529	+$15	3%	$513	+$16
AFFO	$332	$356	+$24	7%	$344	+$12
AFFO per Share	$1.00	$1.07	+$0.07	7%	$1.03	+$0.04

•	Crown Castle exceeded the high end of its previously provided third quarter 2015 Outlook for site rental revenues, site rental gross margin, Adjusted EBITDA and AFFO.

•
During third quarter 2015, the Sunesys acquisition generated $16 million in site rental revenues, $11 million in site rental gross margin and $2 million in general and administrative expenses. The previously provided third quarter 2015 Outlook did not include the Sunesys acquisition, which closed on August 4, 2015.

•
Site rental revenue growth of $47 million from third quarter 2014 to third quarter 2015 is comprised of $16 million in contribution from Sunesys and $43 million in Organic Site Rental Revenue growth, net of $12 million in adjustments for straight-line accounting and other items. The Organic Site Rental Revenue growth of $43 million represents approximately 6% year-over-year growth, comprised of 10% growth from new leasing activity and contracted tenant escalations, net of 4% from tenant non-renewals.

DIVIDEND INCREASE ANNOUNCEMENT
Crown Castle's Board of Directors has declared a quarterly cash dividend of $0.885 per common share, representing an increase of approximately 8% over the previous quarterly dividend of $0.82 per share. The quarterly dividend will be payable on December 31, 2015 to common stockholders of record at the close of business on December 18, 2015. Future dividends are subject to the approval of Crown Castle's Board of Directors.

The Foundation for a Wireless World.
CrownCastle.com

News Release continued:	Page 3

INVESTING AND FINANCING ACTIVITIES DURING THE QUARTER
During the third quarter of 2015, Crown Castle invested approximately $237 million in capital expenditures, comprised of $16 million of land purchases, $31 million of sustaining capital expenditures and $190 million of revenue generating capital expenditures. Revenue generating capital expenditures consisted of $92 million on existing sites and $98 million on the construction of new sites, primarily small cell construction activity.
On August 4, 2015, Crown Castle completed its previously announced acquisition of Quanta Fiber Networks, Inc. ("Sunesys") for cash consideration of approximately $1 billion. Sunesys is a fiber services provider that owns or has rights to nearly 10,000 miles of fiber in major metropolitan markets across the U.S., where Crown Castle expects a meaningful amount of future small cell activity to occur.
On September 30, 2015, Crown Castle paid a quarterly common stock dividend of $0.82 per common share, or approximately $274 million in aggregate. As a result of the sale of CCAL, Crown Castle expects that a significant portion of its common stock dividend distributions during 2015 will be characterized as capital gains distributions.
As of September 30, 2015, Crown Castle had approximately $184 million in cash and cash equivalents (excluding restricted cash) and approximately $1.2 billion of availability under its revolving credit facility.
"The excellent third quarter results allow us to raise the midpoint of our full year 2015 Outlook for site rental revenues, site rental gross margin, Adjusted EBITDA and AFFO," stated Jay Brown, Crown Castle's Chief Financial Officer. "With our increased Outlook for 2015, we have set the stage for an excellent 2016, as evidenced by our 2016 Outlook for AFFO per share growth of 8%. Looking beyond 2016, our team is highly focused on disciplined capital allocation in order to maximize long-term total shareholder returns. Towards this end, with our announced dividend increase, we are on track to return nearly $3 billion in capital to shareholders in the three year period ending in 2016. At the same time, we are investing in and building a team around our small cell capabilities, which we believe will strengthen our leadership position in U.S. wireless infrastructure and extend our runway of growth."

OUTLOOK
This Outlook section contains forward-looking statements, and actual results may differ materially. Information regarding potential risks which could cause actual results to differ from the forward-looking statements herein is set forth below and in Crown Castle's filings with the Securities and Exchange Commission ("SEC").

The Foundation for a Wireless World.
CrownCastle.com

News Release continued:	Page 4

The following table sets forth Crown Castle's current Outlook for fourth quarter 2015, full year 2015 and full year 2016:

(in millions, except per share amounts)	Fourth Quarter 2015			Full Year 2015			Full Year 2016
Site rental revenues	$778	to	$783	$3,011	to	$3,016	$3,152	to	$3,177
Site rental cost of operations	$241	to	$246	$957	to	$962	$989	to	$1,014
Site rental gross margin	$534	to	$539	$2,050	to	$2,055	$2,153	to	$2,178
Adjusted EBITDA(a)	$536	to	$541	$2,115	to	$2,120	$2,156	to	$2,181
Interest expense and amortization of deferred financing costs(b)	$126	to	$131	$525	to	$530	$517	to	$537
FFO(a)	$368	to	$373	$1,491	to	$1,496	$1,467	to	$1,492
AFFO(a)	$368	to	$373	$1,433	to	$1,438	$1,550	to	$1,575
AFFO per share(a)(c)	$1.10	to	$1.12	$4.29	to	$4.31	$4.62	to	$4.69
Net income (loss)	$99	to	$132	$1,481	to	$1,514	$409	to	$508

(a)	See reconciliation of this non-GAAP financial measure to net income (loss) included herein.

(b)	See the reconciliation of "components of interest expense and amortization of deferred financing costs" herein for a discussion of non-cash interest expense.

(c)
Based on diluted shares outstanding as of September 30, 2015 of approximately 334 million shares for fourth quarter 2015 and full year 2015. Full year 2016 assumes diluted shares outstanding of approximately 336 million shares, inclusive of the assumed conversion of the mandatory convertible preferred stock in November 2016.

Full Year 2015 Outlook
The table below compares the previously provided and current full year 2015 Outlook for select metrics:

	Midpoint		Current Outlook Compared to Previous Outlook
($ in millions)	Previously Provided Full Year 2015 Outlook	Current Full Year 2015 Outlook
Site Rental Revenues	$2,954	$3,014	+$60
Site Rental Gross Margin	$2,005	$2,053	+$48
Adjusted EBITDA	$2,081	$2,118	+$37
AFFO	$1,413	$1,436	+$23

•
The increase in full year 2015 Outlook reflects the contribution from the Sunesys acquisition, the results from the third quarter and the expected timing benefit from tenant non-renewals occurring later than previously expected.

•
The Sunesys acquisition is expected to generate approximately $40 million in site rental revenues, $30 million in site rental gross margin and $6 million in general and administrative expenses during 2015.

•
Additional information regarding Crown Castle's expectations for site rental revenue growth, including tenant non-renewals, is available in Crown Castle's quarterly Supplemental Information Package posted in the Investors section of its website.

The Foundation for a Wireless World.
CrownCastle.com

News Release continued:	Page 5

Full Year 2016 Outlook
The table below compares the full year 2015 Outlook and full year 2016 Outlook for select metrics:

	Midpoint		$ Growth	% Growth
($ in millions, except for per share amounts)	Full Year 2015 Outlook	Full Year 2016 Outlook
Site Rental Revenues	$3,014	$3,165	+$151	5%
Site Rental Gross Margin	$2,053	$2,166	+$113	6%
Adjusted EBITDA	$2,118	$2,169	+$51	2%
AFFO	$1,436	$1,563	+$127	9%
AFFO per Share	$4.30	$4.66	+$0.36	8%

•	The chart below reconciles the components of expected growth in site rental revenues from 2015 to 2016 of approximately $151 million at the midpoint.

•
The full year 2016 Outlook for Organic Site Rental Revenue growth of approximately $160 million is comprised of approximately $170 million from new leasing activity and $95 million from escalations on existing tenant lease contracts, less approximately $105 million from non-renewals. Of the approximately $170 million in new leasing activity, expected contributions from tower leasing and small cells leasing are approximately $115 million and $55 million, respectively.

The Foundation for a Wireless World.
CrownCastle.com

News Release continued:	Page 6

•	The chart below reconciles the components of expected growth in AFFO from 2015 to 2016 of approximately $127 million at the midpoint.

•
Network services gross margin contribution for full year 2016 is expected to be approximately $230 million to $250 million compared to full year 2015 expectation of $280 million to $285 million. The year-over-year decline is primarily driven by equipment decommissioning fees generated during 2015 which are not expected to recur in 2016.

•	Sunesys is expected to generate approximately $105 million in site rental revenues, $75 million site rental gross margin and $15 million in general and administrative expenses.

CONFERENCE CALL DETAILS
Crown Castle has scheduled a conference call for Thursday, October 22, 2015, at 10:30 a.m. Eastern Time. The conference call may be accessed by dialing 800-289-0498 and asking for the Crown Castle call (access code 751635) at least 30 minutes prior to the start time. The conference call may also be accessed live over the Internet at http://investor.crowncastle.com. Supplemental materials for the call have been posted on the Crown Castle website at http://investor.crowncastle.com.
A telephonic replay of the conference call will be available from 1:30 p.m. Eastern Time on Thursday, October 22, 2015, through 1:30 p.m. Eastern Time on Wednesday, January 20, 2016 and may be accessed by dialing 888-203-1112 and using access code 751635. An audio archive will also be available on the company's website at http://investor.crowncastle.com shortly after the call and will be accessible for approximately 90 days.

The Foundation for a Wireless World.
CrownCastle.com

News Release continued:	Page 7

ABOUT CROWN CASTLE
Crown Castle provides wireless carriers with the infrastructure they need to keep people connected and businesses running. With approximately 40,000 towers and 15,000 small cell nodes supported by approximately 16,000 miles of fiber, Crown Castle is the nation's largest provider of shared wireless infrastructure with a significant presence in the top 100 US markets. For more information on Crown Castle, please visit www.crowncastle.com.

The Foundation for a Wireless World.
CrownCastle.com

News Release continued:	Page 8

Non-GAAP Financial Measures and Other Calculations
This press release includes presentations of Adjusted EBITDA, Funds from Operations, Adjusted Funds from Operations, Organic Site Rental Revenues, and Site Rental Revenues, as Adjusted, which are non-GAAP financial measures. These non-GAAP financial measures are not intended as alternative measures of operating results or cash flow from operations (as determined in accordance with Generally Accepted Accounting Principles ("GAAP")). Each of the amounts included in the calculation of Adjusted EBITDA, FFO, AFFO, Organic Site Rental Revenues, and Site Rental Revenues, as Adjusted, are computed in accordance with GAAP, with the exception of: (1) sustaining capital expenditures, which is not defined under GAAP and (2) our adjustment to the income tax provision in calculations of AFFO for periods prior to our REIT conversion.
Our measures of Adjusted EBITDA, FFO, AFFO, Organic Site Rental Revenues and Site Rental Revenues, as Adjusted, may not be comparable to similarly titled measures of other companies, including other companies in the tower sector or those reported by other REITs. Our FFO and AFFO may not be comparable to those reported in accordance with National Association of Real Estate Investment Trusts, including with respect to the impact of income taxes for periods prior to our REIT conversion.
Adjusted EBITDA, FFO, AFFO, Organic Site Rental Revenues and Site Rental Revenues, as Adjusted, are presented as additional information because management believes these measures are useful indicators of the financial performance of our core businesses. In addition, Adjusted EBITDA is a measure of current financial performance used in our debt covenant calculations.
Adjusted EBITDA. Crown Castle defines Adjusted EBITDA as net income (loss) plus restructuring charges (credits), asset write-down charges, acquisition and integration costs, depreciation, amortization and accretion, amortization of prepaid lease purchase price adjustments, interest expense and amortization of deferred financing costs, gains (losses) on retirement of long-term obligations, net gain (loss) on interest rate swaps, gains (losses) on foreign currency swaps, impairment of available-for-sale securities, interest income, other income (expense), benefit (provision) for income taxes, cumulative effect of a change in accounting principle, income (loss) from discontinued operations and stock-based compensation expense.
Funds from Operations ("FFO"). Crown Castle defines Funds from Operations as net income plus real estate related depreciation, amortization and accretion and asset write-down charges, less noncontrolling interest and cash paid for preferred stock dividends, and is a measure of funds from operations attributable to CCIC common stockholders.
FFO per share. Crown Castle defines FFO per share as FFO divided by the diluted weighted average common shares outstanding.
Adjusted Funds from Operations ("AFFO"). Crown Castle defines Adjusted Funds from Operations as FFO before straight-line revenue, straight-line expense, stock-based compensation expense, non-cash portion of tax provision, non-real estate related depreciation, amortization and accretion, amortization of non-cash interest expense, other (income) expense, gain (loss) on retirement of long-term obligations, net gain (loss) on interest rate swaps, gains (losses) on foreign currency swaps, acquisition and integration costs, and adjustments for noncontrolling interests, and less capital improvement capital expenditures and corporate capital expenditures.
AFFO per share. Crown Castle defines AFFO per share as AFFO divided by diluted weighted average common shares outstanding.
Site Rental Revenues, as Adjusted. Crown Castle defines Site Rental Revenues, as Adjusted, as site rental revenues, as reported, less straight-line revenues.
Organic Site Rental Revenues. Crown Castle defines Organic Site Rental Revenues as site rental revenues, as reported, less straight-line revenues, the impact of tower acquisitions and construction, foreign currency adjustments and certain non recurring items.
Sustaining capital expenditures. Crown Castle defines sustaining capital expenditures as either (1) corporate related capital improvements, such as buildings, information technology equipment and office equipment or (2) capital improvements to tower sites that enable our customers' ongoing quiet enjoyment of the tower.
The tables set forth below reconcile these non-GAAP financial measures to comparable GAAP financial measures. The components in these tables may not sum to the total due to rounding.

The Foundation for a Wireless World.
CrownCastle.com

News Release continued:	Page 9

Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Financial Measures and Other Calculations:

Adjusted EBITDA for the three months ended September 30, 2015 and 2014 is computed as follows:

	For the Three Months Ended
	September 30, 2015	September 30, 2014
(in millions)
Net income (loss)	$103.8	$108.0
Adjustments to increase (decrease) net income (loss):
Income (loss) from discontinued operations	0.5	(8.9)
Asset write-down charges	7.5	4.9
Acquisition and integration costs	7.6	4.1
Depreciation, amortization and accretion	261.7	247.2
Amortization of prepaid lease purchase price adjustments	5.1	5.0
Interest expense and amortization of deferred financing costs(a)	129.9	141.3
Interest income	(0.8)	(0.1)
Other income (expense)	1.2	0.7
Benefit (provision) for income taxes	(3.8)	(2.0)
Stock-based compensation expense	16.5	13.4
Adjusted EBITDA(b)	$529.2	$513.6

(a)	See the reconciliation of "components of interest expense and amortization of deferred financing costs" herein for a discussion of non-cash interest expense.

(b)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

Adjusted EBITDA for the quarter ending December 31, 2015 and the years ending December 31, 2015 and December 31, 2016 are forecasted as follows:

	Q4 2015			Full Year 2015			Full Year 2016
(in millions)	Outlook			Outlook			Outlook
Net income (loss)	$99	to	$132	$1,481	to	$1,514	$409	to	$508
Adjustments to increase (decrease) net income (loss):
Income (loss) from discontinued operations	$0	to	$0	$(1,001)	to	$(1,001)	$0	to	$0
Asset write-down charges	$4	to	$6	$24	to	$26	$15	to	$25
Acquisition and integration costs	$2	to	$5	$14	to	$17	$10	to	$15
Depreciation, amortization and accretion	$263	to	$268	$1,030	to	$1,035	$1,050	to	$1,070
Amortization of prepaid lease purchase price adjustments	$4	to	$6	$20	to	$22	$20	to	$22
Interest expense and amortization of deferred financing costs(a)	$126	to	$131	$525	to	$530	$517	to	$537
Gains (losses) on retirement of long-term obligations	$0	to	$0	$4	to	$4	$0	to	$0
Interest income	$(2)	to	$0	$(3)	to	$(1)	$(3)	to	$(1)
Other income (expense)	$0	to	$3	$(59)	to	$(56)	$1	to	$3
Benefit (provision) for income taxes	$(3)	to	$1	$(13)	to	$(9)	$(10)	to	$(2)
Stock-based compensation expense	$15	to	$17	$65	to	$67	$73	to	$78
Adjusted EBITDA(b)	$536	to	$541	$2,115	to	$2,120	$2,156	to	$2,181

(a)	See the reconciliation of "components of interest expense and amortization of deferred financing costs" herein for a discussion of non-cash interest expense.

(b)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

The Foundation for a Wireless World.
CrownCastle.com

News Release continued:	Page 10

FFO and AFFO for the quarter ending December 31, 2015 and the years ending December 31, 2015 and December 31, 2016 are forecasted as follows:

	Q4 2015			Full Year 2015			Full Year 2016
(in millions, except share and per share amounts)	Outlook			Outlook			Outlook
Net income(a)	$99	to	$132	$480	to	$513	$409	to	$508
Real estate related depreciation, amortization and accretion	$259	to	$262	$1,013	to	$1,016	$1,034	to	$1,049
Asset write-down charges	$4	to	$6	$24	to	$26	$15	to	$25
Dividends on preferred stock	$(11)	to	$(11)	$(44)	to	$(44)	$(44)	to	$(44)
FFO(c)(d)(f)	$368	to	$373	$1,491	to	$1,496	$1,467	to	$1,492

FFO (from above)	$368	to	$373	$1,491	to	$1,496	$1,467	to	$1,492
Adjustments to increase (decrease) FFO:
Straight-line revenue	$(26)	to	$(21)	$(115)	to	$(110)	$(48)	to	$(33)
Straight-line expense	$21	to	$26	$95	to	$100	$80	to	$95
Stock-based compensation expense	$15	to	$17	$65	to	$67	$73	to	$78
Non-cash portion of tax provision	$(6)	to	$(1)	$(26)	to	$(21)	$(21)	to	$(6)
Non-real estate related depreciation, amortization and accretion	$4	to	$6	$17	to	$19	$16	to	$21
Amortization of non-cash interest expense	$4	to	$7	$37	to	$40	$17	to	$23
Other (income) expense	$0	to	$3	$(59)	to	$(56)	$1	to	$3
Gains (losses) on retirement of long-term obligations	$0	to	$0	$4	to	$4	$0	to	$0
Acquisition and integration costs	$2	to	$5	$14	to	$17	$10	to	$15
Capital improvement capital expenditures	$(13)	to	$(11)	$(45)	to	$(43)	$(48)	to	$(43)
Corporate capital expenditures	$(16)	to	$(14)	$(59)	to	$(57)	$(31)	to	$(26)
AFFO(c)(d)(f)	$368	to	$373	$1,433	to	$1,438	$1,550	to	$1,575
Weighted average common shares outstanding — diluted(b)(e)	333.8			333.8			335.8
AFFO per share(c)(f)	$1.10	to	$1.12	$4.29	to	$4.31	$4.62	to	$4.69

(a)	For full year 2015 Outlook, net income is exclusive of income from discontinued operations of $1.0 billion and related noncontrolling interest.

(b)
Based on diluted shares outstanding as of September 30, 2015 of approximately 334 million shares for fourth quarter 2015 and full year 2015. Full year 2016 assumes diluted shares outstanding of approximately 336 million shares, inclusive of the assumed conversion of the mandatory convertible preferred stock in November 2016.

(c)	See "Non-GAAP Financial Measures and Other Calculations" herein for a discussion for our definitions of FFO and AFFO.

(d)	FFO and AFFO are reduced by cash paid for preferred stock dividends.

(e)	The diluted weighted average common shares outstanding assumes no conversion of preferred stock in the share count other than as discussed in footnote (b).

(f)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

The Foundation for a Wireless World.
CrownCastle.com

News Release continued:	Page 11

Organic Site Rental Revenue growth for the years ending December 31, 2015 and December 31, 2016 is forecasted as follows:

		Midpoint of Full Year	Midpoint of Full Year
(in millions of dollars)	Full Year 2014	2015 Outlook	2016 Outlook
GAAP site rental revenues	$2,867	$3,014	$3,165
Site rental straight-line revenues	(183)	(113)	(41)
Other - Non-recurring	(5)	—	—
Site Rental Revenues, as Adjusted(a)(c)	$2,678	$2,901	$3,124
Cash adjustments:
Other		–	–
Acquisitions and builds(b)		(63)	(62)
Organic Site Rental Revenues(a)(c)(d)		$2,838	$3,062
Year-Over-Year Revenue Growth
GAAP site rental revenues		5.1%	5.0%
Site Rental Revenues, as Adjusted		8.3%	7.7%
Organic Site Rental Revenues(e)(f)		6.0%	5.5%

(a)	Includes amortization of prepaid rent.

(b)	The financial impact of acquisitions and tower builds is excluded from organic site rental revenues until the one-year anniversary of the acquisition or build.

(c)	Includes Site Rental Revenues, as Adjusted, from the construction of new small cell nodes.

(d)	See "Non-GAAP Financial Measures and Other Calculations" herein.

(e)	Year-over-year Organic Site Rental Revenue growth for the years ending December 31, 2015 and December 31, 2016:

	Midpoint of Full Year 2015 Outlook	Midpoint of Full Year 2016 Outlook
New leasing activity	6.3%	5.9%
Escalators	3.5%	3.3%
Organic Site Rental Revenue growth, before non-renewals	9.8%	9.2%
Non-renewals	(3.8)%	(3.7)%
Organic Site Rental Revenue growth	6.0%	5.5%

(f)	Calculated as the percentage change from Site Rental Revenues, as Adjusted, for the prior period when compared to Organic Site Rental Revenue for the current period.

The Foundation for a Wireless World.
CrownCastle.com

News Release continued:	Page 12

Organic Site Rental Revenue growth for the quarter ended September 30, 2015 is as follows:

	Three Months Ended September 30,
(in millions of dollars)	2015	2014
Reported GAAP site rental revenues	$765	$718
Site rental straight-line revenues	(27)	(46)
Other - Non-recurring	–	–
Site Rental Revenues, as Adjusted(a)(c)	$737	$672
Cash adjustments:
Other	–
Acquisitions and builds(b)	(22)
Organic Site Rental Revenues(a)(c)(d)	$715
Year-Over-Year Revenue Growth
Reported GAAP site rental revenues	6.5%
Site Rental Revenues, as Adjusted	9.8%
Organic Site Rental Revenues(e)(f)	6.4%

(a)	Includes amortization of prepaid rent.

(b)	The financial impact of acquisitions and tower builds is excluded from organic site rental revenues until the one-year anniversary of the acquisition or build.

(c)	Includes Site Rental Revenues, as Adjusted from the construction of new small cell nodes.

(d)	See "Non-GAAP Financial Measures and Other Calculations" herein.

(e)	Quarter-over-quarter Organic Site Rental Revenue growth for the quarter ending September 30, 2015:

Three Months Ended September 30, 2015
New leasing activity	6.6%
Escalators	3.5%
Organic Site Rental Revenue growth, before non-renewals	10.0%
Non-renewals	(3.6)%
Organic Site Rental Revenue Growth	6.4%

(f)	Calculated as the percentage change from Site Rental Revenues, as Adjusted, for the prior period when compared to Organic Site Rental Revenues for the current period.

The Foundation for a Wireless World.
CrownCastle.com

News Release continued:	Page 13

FFO and AFFO for the three and nine months ended September 30, 2015 and 2014 are computed as follows:

	For the Three Months		For the Nine Months Ended
(in millions, except share and per share amounts)	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Net income(a)	$104.3	$99.2	$382.6	$217.7
Real estate related depreciation, amortization and accretion	257.0	243.6	753.6	728.5
Asset write-down charges	7.5	4.9	19.7	10.7
Dividends on preferred stock	(11.0)	(11.0)	(33.0)	(33.0)
FFO(b)(c)(e)	$357.8	$336.7	$1,122.8	$923.9
Weighted average common shares outstanding — diluted(d)	333.7	333.2	333.7	333.0
FFO per share(b)(e)	$1.07	$1.01	$3.36	$2.77

FFO (from above)	$357.8	$336.7	$1,122.8	$923.9
Adjustments to increase (decrease) FFO:
Straight-line revenue	(27.1)	(45.7)	(89.0)	(144.7)
Straight-line expense	24.4	24.1	74.0	76.0
Stock-based compensation expense	16.5	13.4	49.3	43.2
Non-cash portion of tax provision	(5.9)	(4.7)	(20.3)	(14.6)
Non-real estate related depreciation, amortization and accretion	4.6	3.6	13.0	10.5
Amortization of non-cash interest expense	8.6	19.8	32.4	61.3
Other (income) expense	1.2	0.7	(58.5)	9.4
Gains (losses) on retirement of long-term obligations	—	—	4.2	44.6
Acquisition and integration costs	7.6	4.1	12.0	28.9
Capital improvement capital expenditures	(14.4)	(7.5)	(32.5)	(15.5)
Corporate capital expenditures	(17.0)	(12.1)	(42.9)	(27.2)
AFFO(b)(c)(e)	$356.4	$332.2	$1,064.4	$995.7
Weighted average common shares outstanding — diluted(d)	333.7	333.2	333.7	333.0
AFFO per share(b)(e)	$1.07	$1.00	$3.19	$2.99

(a)
Exclusive of income (loss) from discontinued operations and related noncontrolling interest of $(0.5 million) and $9 million for the three months ended September 30, 2015 and 2014, respectively and $1.0 billion and $29 million for the nine months ended September 30, 2015 and 2014, respectively.

(b)	See "Non-GAAP Financial Measures and Other Calculations" herein for a discussion of our definitions of FFO and AFFO.

(c)	FFO and AFFO are reduced by cash paid for preferred stock dividends.

(d)	The diluted weighted average common shares outstanding assumes no conversion of preferred stock in the share count.

(e)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

The Foundation for a Wireless World.
CrownCastle.com

News Release continued:	Page 14

The components of interest expense and amortization of deferred financing costs for the three months ended September 30, 2015 and 2014 are as follows:

	For the Three Months Ended
(in millions)	September 30, 2015	September 30, 2014
Interest expense on debt obligations	$121.3	$121.5
Amortization of deferred financing costs	5.5	5.5
Amortization of adjustments on long-term debt	0.1	(0.9)
Amortization of interest rate swaps(a)	3.7	15.6
Other, net	(0.7)	(0.3)
Interest expense and amortization of deferred financing costs	$129.9	$141.3

(a)	Relates to the amortization of interest rate swaps; the swaps were cash settled in prior periods.

The components of interest expense and amortization of deferred financing costs for the quarter ending December 31, 2015 and the years ending December 31, 2015 and December 31, 2016 are forecasted as follows:

	Q4 2015			Full Year 2015			Full Year 2016
(in millions)	Outlook			Outlook			Outlook
Interest expense on debt obligations	$123	to	$125	$489	to	$491	$502	to	$512
Amortization of deferred financing costs	$4	to	$6	$21	to	$23	$21	to	$23
Amortization of adjustments on long-term debt	$0	to	$1	$(1)	to	$0	$(1)	to	$1
Amortization of interest rate swaps(a)	$0	to	$0	$19	to	$19	$0	to	$0
Other, net	$0	to	$0	$(2)	to	$(2)	$(3)	to	$(1)
Interest expense and amortization of deferred financing costs	$126	to	$131	$525	to	$530	$517	to	$537

(a)	Relates to the amortization of interest rate swaps, all of which has been cash settled in prior periods.

Sustaining capital expenditures for the three months ended September 30, 2015 and 2014 is computed as follows:

	For the Three Months Ended
(in millions)	September 30, 2015	September 30, 2014
Capital Expenditures	$237.4	$199.7
Less: Land purchases	16.0	15.1
Less: Wireless infrastructure construction and improvements	190.1	164.9
Sustaining capital expenditures	$31.3	$19.7

The Foundation for a Wireless World.
CrownCastle.com

News Release continued:	Page 15

Cautionary Language Regarding Forward-Looking Statements

This press release contains forward-looking statements and information that are based on our management's current expectations. Such statements include our Outlook and plans, projections, and estimates regarding (1) potential benefits, returns and shareholder value which may be derived from our business, assets, investments, dividends and acquisitions, including on a long-term basis, (2) our strategy and strategic position and strength of our business, (3) wireless consumer demand, (4) demand for our wireless infrastructure and services, (5) carrier network investments and upgrades, and the benefits which may be derived therefrom, (6) our growth and long-term prospects, (7) our dividends, including our dividend plans, the amount and growth of our dividends, the potential benefits therefrom and the tax characterization thereof, (8) leasing activity, including the impact of such leasing activity on our results and Outlook, (9) capital allocation, (10) the Sunesys acquisition, including potential benefits and impact therefrom and growth related thereto, (11) our investments, including in small cells, and the potential benefits therefrom, (12) availability and adequacy of cash flows and liquidity for, or plans regarding, future discretionary investments, (13) the location and level of our activities, including with respect to small cells, (14) non-renewal of leases and decommissioning of networks, including timing, the impact thereof and decommissioning fees, (15) capital expenditures, including sustaining capital expenditures, (16) timing items, (17) straight-line adjustments, (18) tower acquisitions and builds, (19) expenses, including general and administrative expense, (20) site rental revenues and Site Rental Revenues, as Adjusted, (21) site rental cost of operations, (22) site rental gross margin and network services gross margin, (23) Adjusted EBITDA, (24) interest expense and amortization of deferred financing costs, (25) FFO, including on a per share basis, (26) AFFO, including on a per share basis, (27) Organic Site Rental Revenues and Organic Site Rental Revenue growth, (28) net income (loss), including on a per share basis, (29) our common shares outstanding, including on a diluted basis, and (30) the utility of certain financial measures, including non-GAAP financial measures. Such forward-looking statements are subject to certain risks, uncertainties and assumptions prevailing market conditions and the following:

•
Our business depends on the demand for wireless communications and wireless infrastructure, and we may be adversely affected by any slowdown in such demand. Additionally, a reduction in carrier network investment may materially and adversely affect our business (including reducing demand for new tenant additions and network services).

•
A substantial portion of our revenues is derived from a small number of customers, and the loss, consolidation or financial instability of any of our limited number of customers may materially decrease revenues or reduce demand for our wireless infrastructure and network services.

•
Our substantial level of indebtedness could adversely affect our ability to react to changes in our business, and the terms of our debt instruments and 4.50% Mandatory Convertible Preferred Stock limit our ability to take a number of actions that our management might otherwise believe to be in our best interests. In addition, if we fail to comply with our covenants, our debt could be accelerated.

•
We have a substantial amount of indebtedness. In the event we do not repay or refinance such indebtedness, we could face substantial liquidity issues and might be required to issue equity securities or securities convertible into equity securities, or sell some of our assets to meet our debt payment obligations.

•	Sales or issuances of a substantial number of shares of our common stock may adversely affect the market price of our common stock.

•
As a result of competition in our industry, including from some competitors with significantly more resources or less debt than we have, we may find it more difficult to achieve favorable rental rates on our new or renewing customer contracts.

•
The business model for our small cell operations contains differences from our traditional site rental business, resulting in different operational risks. If we do not successfully operate that business model or identify or manage those operational risks, such operations may produce results that are less than anticipated.

•	New technologies may significantly reduce demand for our wireless infrastructure and negatively impact our revenues.

•	New wireless technologies may not deploy or be adopted by customers as rapidly or in the manner projected.

•	If we fail to retain rights to our wireless infrastructure, including the land under our sites, our business may be adversely affected.

•	Our network services business has historically experienced significant volatility in demand, which reduces the predictability of our results.

•
The expansion and development of our business, including through acquisitions, increased product offerings, or other strategic growth opportunities, may cause disruptions in our business, which may have an adverse effect on our business, operations or financial results.

•	If we fail to comply with laws and regulations which regulate our business and which may change at any time, we may be fined or even lose our right to conduct some of our business.

•
If radio frequency emissions from wireless handsets or equipment on our wireless infrastructure are demonstrated to cause negative health effects, potential future claims could adversely affect our operations, costs or revenues.

The Foundation for a Wireless World.
CrownCastle.com

News Release continued:	Page 16

•
Certain provisions of our certificate of incorporation, bylaws and operative agreements, and domestic and international competition laws may make it more difficult for a third party to acquire control of us or for us to acquire control of a third party, even if such a change in control would be beneficial to our stockholders.

•
Future dividend payments to our stockholders will reduce the availability of our cash on hand available to fund future discretionary investments, and may result in a need to incur indebtedness or issue equity securities to fund growth opportunities. In such event, the then current economic, credit market or equity market conditions will impact the availability or cost of such financing, which may hinder our ability to grow our per share results of operations.

•
Remaining qualified to be taxed as a REIT involves highly technical and complex provisions of the US Internal Revenue Code. Failure to remain qualified as a REIT would result in our inability to deduct dividends to stockholders when computing our taxable income, which would reduce our available cash.

•
Complying with REIT requirements, including the 90% distribution requirement, may limit our flexibility or cause us to forgo otherwise attractive opportunities, including certain discretionary investments and potential financing alternatives.

•
If we fail to pay scheduled dividends on the 4.50% Mandatory Convertible Preferred Stock, in cash, common stock or any combination of cash and common stock, we will be prohibited from paying dividends on our common stock, which may jeopardize our status as a REIT.

•
We have limited experience operating as a REIT. Our failure to successfully operate as a REIT may adversely affect our financial condition, cash flow, the per share trading price of our common stock, or our ability to satisfy debt service obligations.

•	REIT ownership limitations and transfer restrictions may prevent or restrict certain transfers of our capital stock.
Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors which could affect our results is included in our filings with the SEC. As used in this release, the term "including," and any variation thereof, means "including without limitation."

The Foundation for a Wireless World.
CrownCastle.com

News Release continued:	Page 17

CROWN CASTLE INTERNATIONAL CORP. CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED) (in thousands, except share amounts)

	September 30, 2015	December 31, 2014

ASSETS
Current assets:
Cash and cash equivalents	$184,116	$151,312
Restricted cash	116,653	147,411
Receivables, net	324,566	313,308
Prepaid expenses	143,675	138,873
Deferred income tax assets	33,110	24,806
Other current assets	222,251	94,503
Assets from discontinued operations	—	412,783
Total current assets	1,024,371	1,282,996
Deferred site rental receivables	1,282,752	1,202,058
Property and equipment, net	9,498,568	8,982,783
Goodwill	5,527,134	5,196,485
Other intangible assets, net	3,837,360	3,681,551
Long-term prepaid rent, deferred financing costs and other assets, net	825,459	797,403
Total assets	$21,995,644	$21,143,276

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$157,024	$162,397
Accrued interest	69,184	66,943
Deferred revenues	314,648	279,882
Other accrued liabilities	181,498	182,081
Current maturities of debt and other obligations	102,188	113,335
Liabilities from discontinued operations	—	127,493
Total current liabilities	824,542	932,131
Debt and other long-term obligations	12,039,178	11,807,526
Deferred income tax liabilities	32,317	39,889
Other long-term liabilities	1,859,304	1,626,502
Total liabilities	14,755,341	14,406,048
Commitments and contingencies
CCIC stockholders' equity:
Common stock, $.01 par value; 600,000,000 shares authorized; shares issued and outstanding: September 30, 2015—333,771,499 and December 31, 2014—333,856,632	3,339	3,339
4.50% Mandatory Convertible Preferred Stock, Series A, $.01 par value; 20,000,000 shares authorized; shares issued and outstanding: September 30, 2015 and December 31, 2014—9,775,000; aggregate liquidation value: September 30, 2015 and December 31, 2014—$977,500	98	98
Additional paid-in capital	9,532,597	9,512,396
Accumulated other comprehensive income (loss)	(3,754)	15,820
Dividends/distributions in excess of earnings	(2,291,977)	(2,815,428)
Total CCIC stockholders' equity	7,240,303	6,716,225
Noncontrolling interest from discontinued operations	—	21,003
Total equity	7,240,303	6,737,228
Total liabilities and equity	$21,995,644	$21,143,276

The Foundation for a Wireless World.
CrownCastle.com

News Release continued:	Page 18

CROWN CASTLE INTERNATIONAL CORP. CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED) (in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net revenues:
Site rental	$764,606	$717,623	$2,233,077	$2,143,198
Network services and other	153,501	175,260	484,938	469,690
Net revenues	918,107	892,883	2,718,015	2,612,888
Operating expenses:
Costs of operations (exclusive of depreciation, amortization and accretion):
Site rental	247,000	230,599	716,244	676,275
Network services and other	86,859	101,814	263,177	275,514
General and administrative	76,699	65,212	223,880	187,171
Asset write-down charges	7,477	4,932	19,652	10,673
Acquisition and integration costs	7,608	4,068	12,001	28,852
Depreciation, amortization and accretion	261,662	247,206	766,621	738,965
Total operating expenses	687,305	653,831	2,001,575	1,917,450
Operating income (loss)	230,802	239,052	716,440	695,438
Interest expense and amortization of deferred financing costs	(129,877)	(141,287)	(398,782)	(432,221)
Gains (losses) on retirement of long-term obligations	—	—	(4,157)	(44,629)
Interest income	789	107	1,170	329
Other income (expense)	(1,214)	(694)	58,510	(9,350)
Income (loss) from continuing operations before income taxes	100,500	97,178	373,181	209,567
Benefit (provision) for income taxes	3,801	1,977	9,380	8,118
Income (loss) from continuing operations	104,301	99,155	382,561	217,685
Discontinued operations:
Income (loss) from discontinued operations, net of tax	—	8,882	19,690	28,502
Net gain (loss) from disposal of discontinued operations, net of tax	(522)	—	981,018	—
Income (loss) from discontinued operations, net of tax	(522)	8,882	1,000,708	28,502
Net income (loss)	103,779	108,037	1,383,269	246,187
Less: Net income (loss) attributable to the noncontrolling interest	—	1,100	3,343	3,744
Net income (loss) attributable to CCIC stockholders	103,779	106,937	1,379,926	242,443
Dividends on preferred stock	(10,997)	(10,997)	(32,991)	(32,991)
Net income (loss) attributable to CCIC common stockholders	$92,782	$95,940	$1,346,935	$209,452

Net income (loss) attributable to CCIC common stockholders, per common share:
Income (loss) from continuing operations, basic	$0.28	$0.27	$1.05	$0.56
Income (loss) from discontinued operations, basic	$—	$0.02	$3.00	$0.07
Net income (loss) attributable to CCIC common stockholders, basic	$0.28	$0.29	$4.05	$0.63
Income (loss) from continuing operations, diluted	$0.28	$0.26	$1.05	$0.55
Income (loss) from discontinued operations, diluted	$—	$0.03	$2.99	$0.08
Net income (loss) attributable to CCIC common stockholders, diluted	$0.28	$0.29	$4.04	$0.63

Weighted-average common shares outstanding (in thousands):
Basic	333,049	332,413	332,951	332,264
Diluted	333,711	333,241	333,735	333,020

The Foundation for a Wireless World.
CrownCastle.com

News Release continued:	Page 19

CROWN CASTLE INTERNATIONAL CORP. CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED) (in thousands)

	Nine Months Ended September 30,
	2015		2014
Cash flows from operating activities:
Net income (loss) from continuing operations	$382,561		$217,685
Adjustments to reconcile net income (loss) from continuing operations to net cash provided by (used for) operating activities:
Depreciation, amortization and accretion	766,621		738,965
Gains (losses) on retirement of long-term obligations	4,157		44,629
Gains (losses) on settled swaps	(54,475)		—
Amortization of deferred financing costs and other non-cash interest	32,394		61,322
Stock-based compensation expense	44,711		39,497
Asset write-down charges	19,652		10,673
Deferred income tax benefit (provision)	(16,199)		(14,589)
Other non-cash adjustments, net	(7,240)		(1,967)
Changes in assets and liabilities, excluding the effects of acquisitions:
Increase (decrease) in liabilities	208,538		289,676
Decrease (increase) in assets	(89,844)		(234,965)
Net cash provided by (used for) operating activities	1,290,876		1,150,926
Cash flows from investing activities:
Payments for acquisition of businesses, net of cash acquired	(1,083,319)		(174,356)
Capital expenditures	(658,240)		(498,960)
Receipts from foreign currency swaps	54,475		—
Other investing activities, net	(1,561)		2,787
Net cash provided by (used for) investing activities	(1,688,645)		(670,529)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	1,000,000		845,750
Principal payments on debt and other long-term obligations	(78,049)		(86,197)
Purchases and redemptions of long-term debt	(1,069,337)		(836,899)
Purchases of capital stock	(29,576)		(21,778)
Borrowings under revolving credit facility	1,560,000		567,000
Payments under revolving credit facility	(1,240,000)		(587,000)
Payments for financing costs	(17,415)		(15,899)
Net decrease (increase) in restricted cash	28,435		39,882
Dividends/distributions paid on common stock	(821,056)		(350,535)
Dividends paid on preferred stock	(32,991)		(33,357)
Net cash provided by (used for) financing activities	(699,989)		(479,033)
Net increase (decrease) in cash and cash equivalents - continuing operations	(1,097,758)		1,364
Discontinued operations:
Net cash provided by (used for) operating activities	4,359		41,304
Net cash provided by (used for) investing activities	1,103,577		(20,154)
Net increase (decrease) in cash and cash equivalents - discontinued operations	1,107,936		21,150
Effect of exchange rate changes	(1,682)		(7,358)
Cash and cash equivalents at beginning of period	175,620	(a)	223,394	(a)
Cash and cash equivalents at end of period	$184,116		$238,550	(a)
Supplemental disclosure of cash flow information:
Interest paid	364,147		368,437
Income taxes paid	23,865		15,353
________________

(a)	Inclusive of cash and cash equivalents included in discontinued operations.

The Foundation for a Wireless World.
CrownCastle.com